As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-251021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

post-effective

amendment no. 2

to

form s-3 on form s-1

(REGISTRATION NO. 333-251021)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Greenbacker renewable energy company llc

(Exact name of registrant as specified in its governing instruments)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	80-0872648 (I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Charles Wheeler
c/o Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jay L. Bernstein, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:

N/A. Removal from registration of securities that were not sold pursuant to this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES OF LIMITED LIABILITY COMPANY INTERESTS

Greenbacker Renewable Energy Company LLC (the "Company") filed a registration statement on Form S-3 (File No. 333-251021) with the Securities and Exchange Commission (the "SEC") on November 30, 2020 (the "Original Registration Statement"), which became effective upon filing, pursuant to which the Company registered up to $20,000,000 of Class A, Class C and Class I shares of limited liability company interests, all to be sold pursuant to the Company's Distribution Reinvestment Plan ("DRP"). The Company amended the Original Registration Statement by that certain Post-Effective Amendment No. 1 to Form S-3 on Form S-1, initially filed with the SEC on February 14, 2023 and declared effective on April 17, 2023 (the "Amended Registration Statement" and together with the Original Registration Statement, the "Registration Statement").

The Company ceased offering the shares under the Registration Statement on January 17, 2024, which is the effective date of the Company's new registration statement on Form S-3 that registered up to $20,000,000 of Class A, Class C and Class I shares of limited liability company interests that may be sold pursuant to the DRP. As of January 17, 2024, the Company had accepted aggregate gross proceeds of $19,555,250 under the Registration Statement. Accordingly, the Company hereby is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister $444,750 of Class A, Class C and Class I shares of limited liability company interests that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 26, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

Greenbacker Renewable Energy Company LLC

By:	/s/ Charles Wheeler
Name: Charles Wheeler
Title: Chief Executive Officer, President and Director